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                                                                   EXHIBIT 10.30

                          MANAGEMENT SERVICES AGREEMENT

         THIS AGREEMENT ("Agreement"), made the 31st day of March, 2000, by and between WGRC, LLC, a Delaware limited liability company authorized to do business in the Commonwealth of Massachusetts, hereinafter referred to as "Licensee" and LIN Television Corporation, a Delaware corporation, hereinafter referred to as "Service Agent."

         WHEREAS, Licensee is the licensee of television broadcast station WWLP, Springfield, Massachusetts (the "Station") pursuant to authorization granted by the Federal Communications Commission ("FCC") in application file number BALCT-19991217ABS, granted March 22, 2000; and

         WHEREAS, Licensee desires to enter into this Agreement with Service Agent whereby Service Agent will agree to provide certain management services with respect to the Station, subject to (i) the direction and control of the Licensee, (ii) the specific terms and conditions of the Agreement, and (iii) the rules and regulations of the FCC; and

         WHEREAS, the parties hereto wish to set forth the terms and conditions of the relationship herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein expressed and other lawful and valuable consideration, the parties hereto agree as follows:

         1. RETENTION OF SERVICE AGENT. Subject to the terms and conditions hereof, the Licensee hereby retains the Service Agent to be the sole provider of management services for the Station, and the Service Agent accepts and assumes said engagement.

         2. TERM. This Agreement shall commence on the date on which Licensee consummates its acquisition of the license and assets of the Station pursuant to prior FCC
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approval. The term of the Agreement shall be eighteen (18) months; provided however, that Licensee may, at its sole discretion and upon written notice given to Service Agent not less than sixty (60) days prior to the end of the initial term, elect to renew the Agreement for one additional eighteen (18) month term.

         3. COMPENSATION FOR MANAGEMENT SERVICES. As compensation for the management services provided hereunder, Licensee shall pay Service Agent as follows:

Initial term                                $125,000 per year

Renewal term (if any)                       $150,000 per year

Payment shall be due on the first business day of the calendar month to which the payment applies and may be pro-rated for any calendar month that does not fall entirely within the term of the Agreement.

         4. LICENSEE DIRECTION AND CONTROL. All actions taken by the Service Agent pursuant to this Agreement shall be subject to the supervision, direction and control of the Licensee.

         5. LICENSEE'S EMPLOYEES. The Licensee shall employ the General Manager of the Station and at least one other Station employee, who shall report directly to the Licensee.

         6. MANAGEMENT SERVICES. Subject to the qualifications and restrictions stated elsewhere in this Agreement, the Service Agent shall manage all aspects of the business and day-to-day operation of the Station in accordance with sound business practice in the commercial television industry and with all applicable rules and regulations of the FCC and other governmental authorities. In exercising its responsibilities hereunder, the Service Agent shall, among other things:


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                  (a) assist the Licensee in the development of an annual
operating budget, an annual capital expenditure budget, and any changes in such budgets as may from time to time be deemed necessary or prudent;

                  (b) make recommendations to the Licensee concerning Station programming and advertising policies, personnel policies, program format changes, the acquisition and broadcast of new programming, and the cancellation, termination, or significant modification of existing programming, all of which matters shall require the prior approval of the Licensee before being implemented;

                  (c) administer the sale of commercial advertising on the Station and the collection and receipt of revenues therefrom;

                  (d) provide all bookkeeping, accounting, office administration services, and engineering services appropriate to the operation of a commercial television station;

                  (e) insure that the Station's transmission facilities and other assets are properly insured and are maintained in good working order consistent with sound engineering and business practice;

                  (f) act on behalf of the Station in dealing with third-party vendors and in making expenditures that are necessary or appropriate in the ordinary course of the Station's business; provided, however, that the Service Agent shall have no authority to execute contracts for the Licensee; and provided further that the signature of an authorized employee of the Licensee shall be required on a check for any expenditure that (i) is not in the ordinary course of business or (ii) exceeds the sum of $25,000;

                  (g) insure that the Station is operated in compliance with all applicable rules and regulations of the FCC;


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                  (h) prepare for the Licensee's approval and submission to the
FCC all written applications, reports, correspondence, and other submissions to the FCC that are necessary or appropriate to the conduct of the Station's operation and to Licensee's compliance with its obligations as a licensee of the FCC; and

                  (i) take all steps necessary or appropriate to carry out the foregoing responsibilities in a commercially reasonable manner.

         7. SERVICE AGENT'S EMPLOYEES. No employee of the Service Agent assigned exclusively to perform services for the Licensee under this Agreement shall be hired for or terminated from such assignment without the Licensee's prior approval. All employees of the Service Agent who are engaged in providing services to the Licensee shall report to the General Manager of the Station with respect to their Station-related activities.

         8. STATION ACCOUNTS. All receipts and expenditures related to the operation of the Station, except for salary, benefit, and other personnel expenses for the Service Agent's employees, shall be deposited to and drawn from the Station's accounts and not the Service Agent's accounts. Employees of the Service Agent who are approved for signature authority by the Licensee may be authorized signatories on the Station's accounts (subject to the restriction provided in paragraph 6(f)).

         9. ASSIGNMENT. Neither the Licensee nor the Service Agent shall assign this Agreement or any of its rights hereunder without the prior written consent of the other party, except that the Service Agent may assign the Agreement to an entity under common control with the Service Agent.



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         10.  TERMINATION.

         (A) Breach. If either party hereto shall commit a material breach of this Agreement, the other party shall give written notice setting forth the details of the breach to the other party. The party charged with a breach shall have thirty (30) days after receipt of such written notice to cure unless there is a dispute as to the claim made or unless the breach cannot be cured within such thirty (30) day period. In the event that the breach is not cured, cannot be cured or is disputed, the dispute shall be submitted promptly by the parties to the American Arbitration Association for determination in accordance with its rules. The Association's determination shall be binding upon both parties.

         (B) Insolvency. If at any time during the term of this Agreement either party shall file voluntarily or involuntarily a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee and such petition is not discharged within thirty (30) days after filing; or if either party makes an assignment for the benefit of creditors or petitions for or enters into an arrangement or permits this Agreement to be taken under any writ of attachment or execution; then the other party shall have the right to terminate this Agreement upon ten (10) days' written notice.

         (C) Termination.

                  (1) The Licensee may terminate this Agreement at will at any time upon ten (10) days written notice to Service Agent.

                  (2) This Agreement shall automatically terminate upon consummation of a sale of the Station to any party pursuant to a long-form FCC application for assignment of license or transfer of control.


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         11. RELATIONSHIP. Nothing herein contained shall be deemed to have created or be construed as having created a joint venture or partnership relationship between the Licensee and Service Agent. At all times during the performance of its duties and obligations arising hereunder, the Service Agent shall be deemed to be acting as an independent contractor.

         12.  MISCELLANEOUS.

         (A) Any and all notices, consents or directives by either party intended for the other shall be sent by registered or certified mail, return receipt requested, to the address that each party shall designate in writing to the other for such purposes.

         (B) This Agreement may not be amended or modified except by a writing executed by each of the parties.

         (C) This Agreement shall be governed by the laws of the State of Delaware.

IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

                                   WGRC, LLC,
                                      by
                                   WGRC, INC., its sole managing member


                                   By: ______________________________
                                       Gary R. Chapman
                                       President


                                   LIN TELEVISION CORPORATION


                                   By: ______________________________
                                       Denise M. Parent
                                       Vice President - Deputy General Counsel




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